Exhibit 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                              AS ADOPTED PUSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB for the quarter ended January 31, 2006, fully complies with the requirements of
Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents in all material respect the financial condition and results of operations of Vitro Diagnostics, Inc.


Date:  March 15, 2006

                                            By: /s/ James T. Posillico
                                            --------------------------
                                                Name:  James T. Posillico
                                                Title: President and Chief
                                                Executive Officer
                                                Vitro Diagnostics, Inc.

                                            By: /s/ James R. Musick
                                            -----------------------
                                                Name:  James R. Musick
                                                Title: Chairman and Principal
                                                Financial Officer
                                                Vitro Diagnostics, Inc.